Exhibit (j) (1)

       Consent of Independent Auditors




The Board of Trustees and Shareholders
ARK Funds:



         We consent to the use of our reports dated June 2, 2000 and December 13, 2000 for ARK Funds, incorporated herein by reference and to the references to our Firm under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the prospectuses.



                                                                   /s/ KPMG LLP

Boston, Massachusetts
February 12, 2001